SPECIAL MEETING OF SHAREHOLDER

                                       OF

                          PRINCIPAL SMALLCAP FUND, INC.

801 Grand Avenue, Des Moines, Iowa     December 15, 1997             9:15 a.m.


         A special meeting of the shareholder of Principal SmallCap Fund, Inc. was held at 801 Grand Avenue, Des Moines, Iowa at 9:15 a.m. on December 15, 1997.

         The meeting was called to order by Mr. S. L. Jones, who presided as chairman of the meeting. Ms. K. L. McCartney acted as secretary of the meeting. Also present was A. S. Filean.

         The Secretary reported that the only shareholders of the Corporation were Principal Mutual Life Insurance Company, the owner of 100% of the Class A Common Stock, and Princor Management Corporation, the owner of 100% of the Class B Common Stock and 100% of the Class R Common Stock, that all such shares were represented by proxies held by Mr. Filean and that a quorum was present.

         The Chairman directed that the proxies be appended to the minutes of this meeting.

         The Chairman then stated that it would be in order to elect directors of the Corporation. Thereupon, Mr. Filean stated that on behalf of Principal Mutual Life Insurance Company he proposed to nominate and elect a slate of directors. Thereupon, the following resolution was duly adopted:

         "BE IT RESOLVED, That the following nine persons be, and they hereby are, elected to serve as directors of this Corporation until the next meeting of stockholders or until their respective successors are elected and qualified:

                  James D. Davis
                  Roy W. Erhle
                  Pamela A. Ferguson
                  Richard W. Gilbert
                  J. Barry Griswell
                  Stephan L. Jones
                  Ron E. Keller
                  Barbara A. Lukavsky
                  Richard G. Peebler"

         The Chairman stated that it would be in order to consider ratification and approval of the Management Agreement between the Corporation and Princor Management Corporation in the form approved by the Corporation's Board of Directors. A copy of said agreement was presented at the meeting. Thereupon, the following resolution was duly adopted by the vote of all the outstanding shares of Common Stock of the Corporation:

         "BE IT RESOLVED, That the Management Agreement between the Corporation and Princor Management Corporation, which was approved by the Board of Directors, including a majority of the non-interested directors thereof, be, and it hereby is, ratified and approved."

         The  Chairman  then  stated  that it would be  appropriate  to consider ratification and approval of the Sub-Advisory Agreement between Princor Management Corporation and Invista Capital Management, Inc. in the form approved by the Corporation's Board of Directors. A copy of such agreement was presented at the meeting. Thereupon, the following resolution was duly adopted by the vote of all the outstanding shares of Common Stock of the Corporation:

         "BE IT RESOLVED, That the Sub-Advisory Agreement between Princor Management Corporation and Invista Capital Management, Inc., which was approved by the Board of Directors, including a majority of the non-interested directors thereof, be, and it hereby is, ratified and approved."

         The Chairman then stated that it would be appropriate to consider the ratification and approval of the Investment Service Agreement among the Corporation, Princor Management Corporation and Principal Mutual Life Insurance Company, which was approved by the Board of Directors. A copy of such agreement was presented at the meeting. Thereupon, the following resolution was duly adopted by the vote of all the outstanding shares of Common Stock of the
Corporation:

         "BE IT RESOLVED, That the Investment Service Agreement among the Corporation, Princor Management Corporation and Principal Mutual Life Insurance Company, which was approved by the Board of Directors, including a majority of the non-interested directors thereof, be and it hereby is, ratified and approved."

         The Chairman then stated it was necessary to consider ratification and approval of the Distribution and Shareholder Service Plan and Agreement for Class A shares in the form adopted by the Corporation's Board of Directors pursuant to Rule 12b-1 of the Investment Company Act of 1940. A copy of such agreement was presented at the meeting. Thereupon, the following resolution was duly adopted by the vote of all the outstanding Class A shares of Common Stock of the Corporation:

         "BE IT RESOLVED, That the Distribution and Shareholder Servicing Plan and Agreement for Class A Shares, which was adopted by the Board of Directors, including a majority of the non-interested directors thereof, be, and it hereby is, ratified and approved."

         The Chairman then stated it was necessary to consider ratification and approval of the Distribution and Shareholder Service Plan and Agreement for Class B shares in the form adopted by the Corporation's Board of Directors pursuant to Rule 12b-1 of the Investment Company Act of 1940. A copy of such agreement was presented at the meeting. Thereupon, the following resolution was duly adopted by the vote of all the outstanding Class B shares of Common Stock of the Corporation:

         "BE IT RESOLVED, That the Distribution and Shareholder Servicing Plan and Agreement for Class B Shares, which was adopted by the Board of Directors, including a majority of the non-interested directors thereof, be, and it hereby is, ratified and approved."

         The Chairman then stated it was necessary to consider ratification and approval of the Distribution and Shareholder Service Plan and Agreement for Class R shares in the form adopted by the Corporation's Board of Directors pursuant to Rule 12b-1 of the Investment Company Act of 1940. A copy of such agreement was presented at the meeting. Thereupon, the following resolution was duly adopted by the vote of all the outstanding Class R shares of Common Stock of the Corporation:

         "BE IT RESOLVED, That the Distribution and Shareholder Servicing Plan and Agreement for Class R Shares, which was adopted by the Board of Directors, including a majority of the non-interested directors thereof, be, and it hereby is, ratified and approved."

         The Chairman then informed the meeting that the Corporation's Board of Directors had selected Ernst & Young as the independent public accountant for the Corporation. Thereupon, the following resolution was duly adopted by the vote of all the outstanding shares of Common Stock of the Corporation:

         "BE IT RESOLVED, That the selection by the Board of Directors, including a majority of the non-interested Directors thereof, of the firm of Ernst & Young as the independent public accountant for the Corporation for the year ending October 31, 1998 be, and it hereby is, ratified and approved, subject to the right of the Corporation, by vote of a majority of the Corporation's outstanding voting securities at any meeting called for the purpose, to terminate such employment forthwith without any penalty."

         There being no further business, the meeting was adjourned.


                                                    /s/ K. L. McCartney
                                              ---------------------------------
                                                         Secretary